EXHIBIT 99.1

NEWS RELEASE

Contact:	IPC Investor Contact:
Nicole Laudenslager	Denise A. Drabick
Austin Lawrence Group	IPC New York
203-391-3012	212-858-7867
n.laudenslager@austinlawrence.com	investors@ipc.com

For Immediate Release

IPC Reports Fiscal Third Quarter 2003 Results

Fiscal Q3 Results Summary (in millions)

	Fiscal Three Months
	Ended June 30

	2003	2002

Revenue	$61.0	$62.8
Net income (loss)	($1.0)	($5.4)

New York, August 12, 2003 — IPC Acquisition Corp. (IPC), the specialist the global financial community depends on for world class trading floor solutions, today reported its fiscal third quarter 2003 financial results for the three months ended June 30, 2003. Fiscal third quarter revenues were $61.0 million compared to $62.8 million for the corresponding fiscal 2002 period.

Actual net losses for the third fiscal quarter in 2003 were $1.0 million compared to net losses of $5.4 million for the year ago period. Fiscal third quarter 2002 net losses include purchase accounting charges of $10.4 million. Net losses in the quarters ended June 30, 2003 and 2002 also include $5.3 million and $4.8 million, respectively, of depreciation and amortization.

Full-year revenues are now expected to range between $255 million and $260 million, and net income is expected to range between $2 million and $4 million. These expectations include the forecasted results of the Gains International U.S. and European businesses from the April 30, 2003 date of their acquisition.

“I’m pleased to report that IPC remains on solid ground financially. We met our Q3 revenue target and ended the quarter with $21 million in cash. Driven by steady bookings, backlog rose even higher this quarter to $85 million,” said IPC’s new CEO Lance Boxer. “The momentum at IPC is exciting. This quarter we took some bold steps that clearly mark the company’s strategic direction. IPC Global Services allows us to evolve customer relationships into true partnerships that improve our client’s business position. In addition, our August 2003 investment in Purple Voice Holdings Limited allows us to take Voice over Internet Protocol (VoIP) from the trading room, out over the wide area network, and into more off-floor locations than ever before.”

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IPC Announces Fiscal Third Quarter 2003 Results cont.

IPC Acquisition Corp. Consolidated Balance Sheet

(unaudited, in thousands except share amounts)

	June 30,	September 30,
	2003	2002

Assets
Assets:
Cash	$21,016	$25,294
Restricted cash	—	7,272
Accounts receivable, net of allowance of $1,201 and $1,245, respectively	52,548	52,468
Inventory, net	43,367	22,218
Prepaid and other current assets	5,583	4,614

Total current assets	122,514	111,866
Property, plant and equipment, net	22,817	21,004
Goodwill	80,192	72,279
Intangible assets, net	200,800	209,132
Deferred financing costs, net	13,410	15,116
Other assets	811	835

Total assets	$440,544	$430,232

Liabilities and Stockholders’ Equity
Liabilities:
Current portion of term loan	$5,827	$6,460
Accounts payable	4,953	4,530
Accrued expenses and other current liabilities	21,359	23,562
Current portion of deferred compensation	633	633
Income taxes payable	3,758	2,373
Customer advances on installation contracts	36,856	11,232
Deferred revenue on maintenance contracts	12,694	12,261
Deferred purchase consideration	3,128	—
Deferred purchase price obligation	—	7,272
Current portion of guaranties on former parent obligations	1,353	—

Total current liabilities	90,561	68,323
Term loan	46,619	64,602
Senior subordinated notes	150,000	150,000
Deferred taxes, net	4,657	7,190
Deferred compensation	3,049	3,119
Guaranties on former parent obligations	1,561	—

Total liabilities	296,447	293,234

Commitments and contingencies
Stockholders’ Equity:
Common stock — $001 par value, authorized 25,000,000 shares; 14,724,380 and 14,060,000 shares issued and outstanding at June 30, 2003 and September 30, 2002, respectively	147	141
Paid in capital	145,846	140,159
Accumulated deficit	(10,980)	(9,200)
Notes received for management stock purchases	(392)	(383)
Accumulated other comprehensive income	9,476	6,281

Total stockholders’ equity	144,097	136,998

Total liabilities & stockholders’ equity	$440,544	$430,232

IPC Announces Fiscal Third Quarter 2003 Results cont.

IPC Acquisition Corp. Consolidated Statement of Operations

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,

	2003	2002	2003	2002 (1)

Revenue:
Product sales and installations	$32,654	$37,087	$89,224	$140,107
Service	28,338	25,721	76,456	74,015

	60,992	62,808	165,680	214,122

Cost of goods sold (depreciation shown separately):
Product sales and installations	23,374	30,322	55,308	108,643
Service	14,488	13,617	39,417	42,628
Depreciation & amortization	556	248	1,152	751

	38,418	44,187	95,877	152,022

Gross profit	22,574	18,621	69,803	62,100
Research & development	2,784	3,847	8,447	11,481
Selling, general & administrative expense	11,384	10,352	30,856	38,357
Depreciation & amortization	4,738	4,535	14,267	19,935

Income (loss) from operations	3,668	(113)	16,233	(7,673)
Other income (expense):
Interest expense, net	(6,008)	(6,894)	(18,690)	(20,665)
Other income (expense), net	2,012	(92)	3,339	(15)

Income (loss) before income taxes	(328)	(7,099)	882	(28,353)
Income tax provision (benefit)	639	(1,714)	2,662	(5,248)

Net loss	$(967)	$(5,385)	$(1,780)	$(23,105)

(1)	The nine months ended June 30, 2002 include the results of operations for the 81 days from October 1 through December 20, 2001, which was the date of acquisition from the predecessor owner, Global Crossing.

IPC Announces Fiscal Third Quarter 2003 Results cont.

Editor’s Note

•	IPC earnings conference call is scheduled for 9:30 a.m. E.T. Wednesday, August 13, 2003. Dial (800) 478-6251 or (913) 981-5558 conference code 346500 or access via the Web at www.ipc.com or http://www.firstcallevents.com/service/ajwz386708342gf12.html.

•	Conference call replays will be available over the Web through November 12, 2003 at www.ipc.com.

About IPC

IPC Acquisition Corp. (Bloomberg: IPCACQ), through its wholly owned subsidiary IPC Information Systems, Inc., is the specialist the global financial community depends on for world class trading floor solutions. For 30 years, IPC’s trading systems have been a mainstay on the desktops of 100,000+ traders worldwide. IPC’s extensive list of trading technology innovations includes the newly released Enterprise configuration that makes geographically dispersed trading operations a reality using Voice over Internet Protocol (VoIP)-based solutions like the IQMX™ trading desktop and the ICMX™ Intercom Module.

IPC has offices throughout the Americas, Europe, and the Asia Pacific region. For more information, visit www.ipc.com.

Statements made in this news release that state IPC’s or its management’s intentions, beliefs, expectations, or predictions for the future constitute “ forward looking statements” as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.

©2003 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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